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                                                                      EXHIBIT 10

                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                          NEW YORK, N.Y. 10048-0557
                           TELEPHONE: 212-839-5300
                           FACSIMILE: 212-839-5599

                                                              February 24, 1997




Merrill Lynch Municipal Intermediate Term Fund of Merrill Lynch Municipal Series Trust
P.O. Box 901l
Princeton, New Jersey 08543-9011

Dear Ladies and Gentlemen:

     This opinion is furnished in connection with the registration by Merrill Lynch Municipal Series Trust, a Massachusetts business trust (the "Trust"), of shares of beneficial interest, par value $0.10 per share (the "Shares"), of the Merrill Lynch Municipal Intermediate Term Fund, a series of the Trust, under the Securities Act of 1933 pursuant to a Registration statement on Form N-lA (File No. 33-8058), as amended (the "Registration Statement"), in the amount set forth under "Amount Being Registered" on the facing page of the Registration Statement.

     As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, 'issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, as amended, the By-Laws of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.



    LOS ANGELES - SAN FRANCISCO - WASHINGTON - BEIJING - SAO PAULO - TOKYO
                            REPRESENTATIVE OFFICE
           AFFILIATED WITH BROWN  WOOD, A MULTINATIONAL PARTNERSHIP
                     WITH OFFICES IN LONDON AND HONG KONG
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     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and nonassessable shares of beneficial interest, except that shareholders of the Trust may under certain circumstances be held personally liable for the Trust's obligations.

     In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham, Dana & Gould rendered to the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and Statement of Additional Information constituting parts thereof.

                                  Very truly yours,


                                  /s/ Brown & Wood LLP



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